Exhibit 99.1

U.S. Auto Parts Reports Second Quarter 2017 Results

CARSON, Calif. - August 10, 2017 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the second quarter ended July 1, 2017. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

Second Quarter 2017 Financial Summary vs. Year-Ago Quarter

•	Net sales increased 3% to $80.2 million compared to $78.0 million.

•	Gross margin was 29.0% compared to 30.4%.

•	Net income was $26.9 million, or $0.67 per diluted share, compared to $1.2 million or $0.03 per diluted share.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $3.8 million compared to $4.0 million.

•	Ended the quarter with no revolver debt.

Second Quarter 2017 Operational Highlights vs. Year-Ago Quarter

•	Total online orders increased by 11% to 954,000 orders.

•	Conversion rate increased 20 basis points to 2.0%.

•	Customer acquisition cost reduced by 7% to $6.99.

Management Commentary
“Our second quarter was highlighted by the return to double-digit growth in our private label business, largely driven by a 37% increase in online marketplace sales,” said Aaron Coleman, CEO of U.S. Auto Parts. “Despite lower sales in our e-commerce channel, we still increased overall sales and grew total online orders by 11%, while improving conversion and reducing customer acquisition cost.

“We are continuing to experience a shift in channel mix this year, with our lower-margin online marketplace channel gaining momentum and our e-commerce channel experiencing lower traffic. We are addressing these channel dynamics with various initiatives, including a new e-commerce traffic optimization strategy and prudent cost management across the entire organization, which is further reflected by the 130 basis point reduction of operating expenses.

“Looking ahead to the remainder of 2017, we expect the deployment of these initiatives to help drive improved results as we exit the year. But regardless of the sales channel, we plan to continue capitalizing on industry tailwinds as more and more consumers shop online for auto parts, be it through third-party sites like Amazon and eBay, or our e-commerce sites.”

Exhibit 99.1

Second Quarter 2017 Financial Results
Net sales in the second quarter of 2017 increased 3% to $80.2 million compared to $78.0 million in the year-ago quarter. The increase was largely driven by a 37% increase in online marketplace sales to $28.3 million, partially offset by a 13% decrease in e-commerce sales.

Gross profit in the second quarter of 2017 was $23.2 million compared to $23.7 million in the year-ago quarter. As a percentage of net sales, gross profit was 29.0% compared to 30.4% in the year ago quarter. The decrease in gross margin was primarily driven by lower-margin channel mix and higher freight costs. The company continues to expect gross margin to range between 29-30% going forward.

Total operating expenses in the second quarter were reduced to $21.7 million compared to $22.1 million in the second quarter of last year. As a percentage of net sales, operating expenses decreased 130 basis points to 27.1% compared to 28.4% in the year ago quarter as a result of lower call center and marketing expenses.

Net income in the second quarter was $26.9 million, or $0.67 per diluted share, compared to $1.2 million or $0.03 per diluted share in the year-ago period. The significant increase was driven by the release of a valuation allowance from the company's cumulative net operating losses, which resulted in a $25.9 million tax credit.

Adjusted EBITDA in the second quarter of 2017 was $3.8 million compared to $4.0 million in the year-ago quarter.

At July 1, 2017, cash and cash equivalents totaled $9.9 million compared to $2.7 million at December 31, 2016. The company also continued to have no revolver debt at July 1, 2017.

Key Operating Metrics

	Q2 2017	Q2 2016	Q1 2017
Conversion Rate [1]	2.0%	1.8%	1.8%
Customer Acquisition Cost [1]	$6.99	$7.54	$7.43
Unique Visitors (millions) [1]	24.7	30.2	28.9
Number of Orders - E-commerce only (thousands)	494	544	518
Number of Orders - Online Marketplace (thousands)	460	315	431
Total Number of Internet Orders (thousands)	954	859	949
Revenue Capture (% Sales) [2]	85.3%	84.0%	85.2%
Average Order Value - E-commerce only	$103	$109	$104
Average Order Value - Online Marketplace	$67	$71	$67
Average Order Value - Total Internet Orders	$85	$95	$87

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

2017 Outlook
U.S. Auto Parts continues to expect net sales to be up low to mid-single digits on a percentage basis compared to 2016.
However, due to the aforementioned tax credit and channel mix issues, the company now expects net income to range between $27.0 million and $29.0 million, which compares to the company’s previously issued guidance of $4.8 million to $7.8 million. U.S. Auto Parts also now expects adjusted EBITDA to range between $13.0 million and $15.0 million, which compares to its previously issued guidance of $15.0 million to $18.0 million. The reduced outlook for adjusted EBIDTA reflects the company’s year-to-date performance, recent channel mix trends and additional projected freight-related expenses, as well as an increase in compliance costs related to its upcoming accelerated filer status.

Exhibit 99.1

Conference Call
U.S. Auto Parts will conduct a conference call today at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss its financial results for the second quarter ended July 1, 2017.

The Company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Thursday, August 10, 2017
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13664701

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through August 24, 2017.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13664701

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, www.jcwhitney.com, and www.AutoMD.com, as well as the Company’s corporate website at www.usautoparts.net.
U.S. Auto Parts is headquartered in Carson, California.

Exhibit 99.1

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x421
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$80.21	$78.00	$161.04	$158.75
Gross profit	$23.24	$23.70	$47.03	$48.23
	29.0%	30.4%	29.2%	30.4%
Operating expenses	$21.74	$22.13	$44.32	$44.75
	27.1%	28.4%	27.5%	28.2%
Income from operations	$1.51	$1.57	$2.71	$3.48
	1.9%	2.0%	1.7%	2.2%
Income from continuing operations	$26.92	$1.22	$27.73	$2.75
	33.6%	1.6%	17.2%	1.7%
Adjusted EBITDA	$3.82	$4.03	$7.85	$8.37
	4.8%	5.2%	4.9%	5.3%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Income from continuing operations	$26,918	$1,216	$27,734	$2,753
Depreciation & amortization	1,637	1,556	3,270	3,100
Amortization of intangible assets	112	113	224	225
Interest expense, net	466	242	842	588
Taxes	(25,859)	113	(25,832)	146
EBITDA	$3,274	$3,240	$6,238	$6,812
Stock comp expense	$544	$785	$1,608	$1,557
Adjusted EBITDA	$3,818	$4,025	$7,846	$8,369

The table below reconciles the high and low ends of our projected range of net income to projected Adjusted EBITDA for the period presented (in thousands):

	Low End 52 Weeks Ending December 30, 2017	High End 52 Weeks Ending December 30, 2017

Income from continuing operations	$27,000	$29,000
Depreciation & amortization	6,500	6,500
Amortization of intangible assets	400	400
Interest expense, net	1,900	1,900
Taxes	(25,700)	(25,700)
EBITDA	$10,100	$12,100
Stock comp expense	$2,900	$2,900
Adjusted EBITDA	$13,000	$15,000

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net sales	$80,208	$77,999	$161,041	$158,745
Cost of sales (1)	56,964	54,298	114,010	110,512
Gross profit	23,244	23,701	47,031	48,233
Operating expenses:
Marketing	10,248	10,424	20,562	21,218
General and administrative	4,310	4,540	9,111	8,973
Fulfillment	5,929	5,658	12,011	11,696
Technology	1,136	1,397	2,409	2,641
Amortization of intangible assets	112	113	224	225
Total operating expenses	21,735	22,132	44,317	44,753
Income from operations	1,509	1,569	2,714	3,480
Other income (expense):
Other income, net	19	11	35	17
Interest expense	(469)	(251)	(847)	(598)
Total other expense, net	(450)	(240)	(812)	(581)
Income from continuing operations before income taxes	1,059	1,329	1,902	2,899
Income tax (benefit) provision	(25,859)	113	(25,832)	146
Income from continuing operations	26,918	1,216	27,734	2,753
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	—	(704)	(558)	(1,433)
Income tax (benefit) provision	—	(169)	1	(351)
Loss on discontinued operations	—	(535)	(559)	(1,082)
Net income	26,918	681	27,175	1,671
Other comprehensive income (loss):
Foreign currency translation adjustments	(1)	(8)	(3)	(13)
Total other comprehensive loss	(1)	(8)	(3)	(13)
Comprehensive income	$26,917	$673	$27,172	$1,658
Income from continuing operations per share:
Basic income from continuing operations per share	$0.76	$0.03	$0.79	$0.08
Diluted income from continuing operations per share	$0.67	$0.03	$0.69	$0.07
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	35,332	34,753	34,921	34,625
Shares used in computation of diluted income from continuing operations per share	39,933	40,007	40,079	39,655

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,928	$6,643
Short-term investments	8	30
Accounts receivable, net of allowances of $46 and $36 at July 1, 2017 and December 31, 2016, respectively	2,698	3,266
Inventory	52,195	50,904
Other current assets	2,743	2,815
Total current assets	67,572	63,658
Deferred income taxes	25,881	—
Property and equipment, net	15,667	16,478
Intangible assets, net	745	969
Other non-current assets	853	1,029
Total assets	$110,718	$82,134
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,771	$33,697
Accrued expenses	7,999	6,860
Current portion of capital leases payable	557	542
Customer deposits	2,765	3,718
Other current liabilities	2,100	1,972
Total current liabilities	53,192	46,789
Capital leases payable, net of current portion	9,477	9,770
Deferred income taxes	—	156
Other non-current liabilities	2,154	2,097
Total liabilities	64,823	58,812
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 and 4,150 shares issued and outstanding at July 1, 2017 and December 31, 2016, respectively	3	4
Common stock, $0.001 par value; 100,000 shares authorized; 36,056 and 34,623 shares issued and outstanding at July 1, 2017 and December 31, 2016	37	35
Treasury stock	(3,630)	(1,376)
Additional paid-in capital	178,651	180,153
Accumulated other comprehensive income	554	557
Accumulated deficit	(129,720)	(156,520)
Total stockholders’ equity	45,895	22,853
Noncontrolling interest	—	469
Total equity	45,895	23,322
Total liabilities and stockholders’ equity	$110,718	$82,134

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	July 1, 2017	July 2, 2016
Operating activities
Net income	$27,175	$1,671
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,270	3,704
Amortization of intangible assets	224	241
Deferred income taxes	(25,881)	(257)
Share-based compensation expense	1,633	1,668
Stock awards issued for non-employee director service	5	4
Amortization of deferred financing costs	30	41
Gain from disposition of assets	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	568	265
Inventory	(1,291)	6,795
Other current assets	(86)	(1,038)
Other non-current assets	166	81
Accounts payable and accrued expenses	7,261	1,308
Other current liabilities	(764)	319
Other non-current liabilities	168	204
Net cash provided by operating activities	12,470	15,006
Investing activities
Additions to property and equipment	(2,494)	(2,887)
Proceeds from sale of property and equipment	39	—
Cash paid for intangible assets	—	(125)
Net cash used in investing activities	(2,455)	(3,012)
Financing activities
Borrowings from revolving loan payable	3,645	9,297
Payments made on revolving loan payable	(3,645)	(21,056)
Proceeds from stock options	238	536
Minority shareholder redemption	(2,485)	—
Payments on capital leases	(278)	(313)
Treasury stock repurchase	(2,272)	—
Statutory tax withholding payment for share-based compensation	(1,644)	(969)
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(169)	—
Net cash used in financing activities	(6,710)	(12,605)
Effect of exchange rate changes on cash	(20)	(13)
Net change in cash and cash equivalents	3,285	(624)
Cash and cash equivalents, beginning of period	6,643	5,537
Cash and cash equivalents, end of period	$9,928	$4,913
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$712	$735
Property acquired under capital lease	$—	$211
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$42	$49
Cash paid during the period for interest	711	564